UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2019
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
510 Lake Cook Road, Suite 100, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)
Registrant’s telephone number, including area code: (224) 551-4000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2019, Caterpillar Inc. (the “Company”) announced that Thomas A. Pellette is transitioning from his position as group president of Construction Industries to become a senior vice president of the Company and president of Solar Turbines Incorporated, a wholly owned subsidiary of the Company, effective as of March 1, 2019.

In connection with the change in Mr. Pellette’s responsibilities, his target annual cash incentive award will be 100% of his base salary. He will continue to be eligible to participate in the Company’s long-term incentive plan and earn equity awards at levels consistent with his position and scope of responsibility.

Item 8.01.    Other Events

On February 13, 2019, the Board of Directors of the Company appointed William P. Ainsworth, current senior vice president of the Company’s Rail Division, as group president of Energy & Transportation. In connection with this appointment, Ramin Younessi, current Energy & Transportation group president, will become group president of Construction Industries and replace Mr. Pellette. These changes will be effective March 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

February 19, 2019	By:	/s/ Suzette M. Long
Suzette M. Long General Counsel & Corporate Secretary